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                                                                     EXHIBIT 21


                      SUBSIDIARIES OF METROCORP BANCSHARES, INC.



 NAME OF SUBSIDIARY                      JURISDICTION OF INCORPORATION
 ------------------                      -----------------------------

 MC Bancshares of Delaware, Inc.         Delaware

 MetroBank, National Association         United States

 Advantage Finance Corporation           Texas